Exhibit 10.20

LIMITED LIABILITY COMPANY AGREEMENT

OF

ARCNYRR CAMBR BLEECKER, LLC

Table of Contents

ARTICLE I
DEFINED TERMS
ARTICLE II
CONTINUATION AND NAME; OFFICE; PURPOSE; TERM

		Page

2.1	Continuation	6
2.2	Name of the Company	6
2.3	Purpose	6
2.4	Term	6
2.5	Principal Office	6
2.6	Registered Agent	6

ARTICLE III
MEMBERS; CAPITAL; CAPITAL ACCOUNTS
3.1	Percentage Interests	7
3.2	Capital Contributions	7
3.3	Additional Capital Contributions	7
3.4	Capital Accounts	7
3.5	No Interest on Capital Contributions	7
3.6	Limitation on Withdrawals	7
3.7	Loans	7
3.8	Additional Interests	7

ARTICLE IV
PROFIT, LOSS AND DISTRIBUTIONS
4.1	Distributions	8
4.2	Withholding	8
4.3	REIT Distributions.	9
4.4	Allocation of Profit or Loss	9
4.5	Special Allocations	10
4.6	Curative Allocations	12
4.7	Section 704(c) Allocations	12
4.8	Liquidation and Dissolution; Other Tax Matters	13

ARTICLE V
RIGHTS AND DUTIES OF MEMBERS
5.1	Power and Authority of Members	14
5.2	Voting Rights	14
5.3	Liability of Members	14
5.4	Books and Records	14
5.5	Meetings of Members	15

ARTICLE VI
MANAGEMENT:  RIGHTS, POWERS, AND DUTIES
6.1	Board of Managers	16
6.2	Committees of the Board	18
6.3	Officers	19
6.4	Further Delegation of Authority	19
6.5	Fiduciary Duties	19
6.6	Performance of Duties; Liability of Managers and Officers	20
6.7	Change in Purpose	20
6.8	Competing Activities	20
6.9	Restrictions Relating to the Classification of the NYRR Member as a Real Estate Investment Trust.	20

ARTICLE VII
LIMITATIONS ON TRANSFERS OF INTERESTS AND WITHDRAWALS OF MEMBERS
7.1	Limitation on Transfer; Substitution	21
7.2	Redemtion Provisions	21
7.3	Compliance with Securities Laws	22

ARTICLE VIII
DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY
8.1	Dissolution	22
8.2	Liquidation	23
8.3	Filing of Certificate of Cancellation	23

ARTICLE IX
ACCOUNTING AND TAX MATTERS
9.1	Bank Accounts	24
9.2	Annual Accounting Period	24
9.3	Reports	24
9.4	Tax Matters Member	24
9.5	Tax Elections	24
9.6	Change in Business Form	25

ARTICLE X
LIABILITY, EXCULPATION AND INDEMNIFICATION
10.1	Liability	25
10.2	Exculpation	25
10.3	Fiduciary Duty	25
10.4	Indemnification	26
10.5	Expenses	26
10.6	Certain Rights of Covered Persons	26

ARTICLE XI
GENERAL PROVISIONS
11.1	Confidentiality	27
11.2	Assurances	27
11.3	Notifications	27
11.4	Amendments	28
11.5	Complete Agreement	28
11.6	Applicable Law	28
11.7	Section Titles	28
11.8	Binding Provisions	28
11.9	Terms	28
11.10	Separability of Provisions	28
11.11	Counterparts	28

ii

LIMITED LIABILITY COMPANY AGREEMENT
OF
ARCNYRR CAMBR BLEECKER, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of ARCNYRR CAMBR BLEECKER, LLC (the “Company”) is entered into as of the 1st day of December, 2010 by and among NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “NYRR Member”), AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P. (the “ARC Member” and, together with the NYRR Member, the “REIT Members”) and the entities listed on Exhibit A attached hereto as the “CAMBR MEMBERS” (the “CAMBR Member” and, together with the NYRR Member and the ARC Member, the “Initial Members”).

EXPLANATORY STATEMENT

WHEREAS, the Company was formed pursuant to the filing of a certificate of formation (the “Certificate”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on November 3, 2010.

WHEREAS, an affiliate of the NYRR Member is a party to that certain Agreement of Purchase and Sale dated on or about September 30, 2010, (the “Purchase Agreement”) and intends to assign the Purchase and Sale Agreement to a wholly owned subsidiary of the Company;

WHEREAS, pursuant to the Purchase Agreement, the wholly owned subsidiary of the Company will acquire a six commercial retail condominiums located on Bleecker Street in Manhattan, New York (the “Property”);

WHEREAS, as of the date hereof, the Initial Members are making certain Capital Contributions as described below;

NOW, THEREFORE, for good and valuable consideration, the parties, intending legally to be bound, agree as follows:

ARTICLE I
DEFINED TERMS

The following capitalized terms shall have the meanings specified in this Article I.

“Act” means the Delaware Limited Liability Company Act, as amended from time to time.

"Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance in such Member’s Capital Account as of the end of the relevant Fiscal Year or period, after (a) crediting to such Capital Account any amounts which such Partner is deemed to be obligated to restore to the Company pursuant to the next-to-last sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and (b) debiting to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).  The foregoing definition is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the person in question and any officer, director, general partner, trustee, employee, or limited partner or Member of the person in question or such other person.  For purposes of this definition, (a) “person” means any individual, general partner, limited partnership, corporation, joint venture, trust, business trust, limited liability company, cooperative or association, and (b) “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

“ARC Related Member” means the NYRR Member and any Permitted Transferee of the NYRR Member.

“Assignee” means a Person who has received an assignment of an Interest, but who has not been substituted as a Member.

“Bankruptcy” means the commencement by any Person of a voluntary case or proceeding under Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors (each, a “Bankruptcy Law”), or the consent by any Person to the entry of an order for relief against such Person in an involuntary case or proceeding under any Bankruptcy Law, or the consent by any Person to the appointment of a receiver, trustee, liquidator or similar official for such Person or for all or substantially all of such Person’s property, or the entrance by a court of competent jurisdiction of an order or decree under any Bankruptcy Law for relief against any Person in an involuntary case or proceeding, which such order or decree remains unstayed and in effect for 60 days.

“Business Day” shall mean any day other than a Saturday, Sunday, or holiday on which national banking associations in Delaware are required or permitted by applicable law to be closed.

“CAMBR Related Member” means the CAMBR Member and any Permitted Transferee of the CAMBR Member.

“Capital Account” means the account to be maintained by the Company for each Interest Holder in accordance with the provisions of Regulations Section 1.704 l(b), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with that Regulation.  Any transferee of a portion or all of a Member’s Interest shall succeed to the Capital Account of the transferor Member to the extent it relates to the Interest transferred.

“Capital Contribution” means the total amount of cash and the gross asset value of any other assets contributed (or deemed contributed under Regulations Section 1.704 l(b)(2)(iv)(d)) to the Company by a Member, net of liabilities assumed by the Company or to which the assets are subject.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the limited liability company formed in accordance with the Certificate and this Agreement.

"Company Minimum Gain" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Related Entities” means the Company and all Subsidiaries.

“Confidential Information” means any trade secret, financial data, pricing or marketing policy or plan, ideas, inventions, know-how, designs, unpublished data, information concerning personnel, staffing, costs and profits, marketing data, customer and supplier data, or any other proprietary or confidential information relating to the Company or any of its Affiliates, so long as the same is not publicly known (other than by the act of the Person seeking to disclose it or any Affiliate thereof).

“Covered Person” means (a) a Member in its capacity as a member of the Company, (b) any Manager, Officer, employee or agent of the Company or any Subsidiary, (c) any director, officer, employee or agent of a Member who is or was serving at the request of the Company for another corporation, partnership, limited liability company or other entity or enterprise, and (d) any Affiliate of a Member.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Year or period, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such Year or period, then Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such Year or period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis for Federal income tax purposes of an asset at the beginning of such Year or period is zero, then Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Managers.

 “Fiscal Year” (i) has the meaning set forth in Section 9.2 of this Agreement and (ii) for purposes of Article IV, means the portion of any Fiscal Year for which the Company is required to (or does) allocate Profit, Loss, or other items pursuant to Article IV.

"Gross Asset Value" means, with respect to any asset, such asset's adjusted basis for Federal income tax purposes, with the following modifications:

(a)           The initial Gross Asset Value of any asset contributed by a Partner to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Board of Managers.

(b)           The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board of Managers as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a deminimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a deminimis amount of property as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Board of Managers reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

(c)           The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution..

(d)           The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m),for purposes ofSection 4.6(h) and for purposes of Section 4.4  hereof.

(e)           If the Gross Asset Value of an asset has been determined or adjusted pursuant to this Section, then such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

(f)           This definition of Gross Asset Value is intended to comply with the Code, with particular adherence to the provisions of Code Section 704(b) and the Regulations thereunder.

“Interest” means the entire ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement and under the Act, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.

“Interest Holder” means any Person who holds an Interest, whether as a Member or an unadmitted assignee of a Member.

“Majority Holders” means any Member or Members holding more than 50% of the Voting Rights.

“Members” means the Initial Members and any other Person admitted to the Company as a Member in accordance with the terms of this Agreement, so long as such signatories and other Persons continue to be Members hereunder.

"Member Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

"Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

"Member Nonrecourse Deductions" has the meaning set forth in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Negative Capital Account” means a Capital Account with a balance of less than zero.

"Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1).  The amount of Nonrecourse Deductions for a Fiscal Year or other period shall be determined in accordance with the provisions of Regulations Section 1.704-2(c).

“NYRR Related Member” means the NYRR Member and any Permitted Transferee of the NYRR Member.

“Percentage Interest” means the Interest of a Member, expressed as a portion of one hundred percent, which reflects the Member’s ownership interest in the Company.  The Percentage Interest of the Members are set forth on Exhibit A attached hereto.

“Permitted Transferee” means any of the following to whom any full or partial Interest is Transferred in accordance with Section 7.1(c):  American Realty Capital New York Recovery REIT, Inc., New York Recovery Advisors, LLC, American Realty Capital Trust, Inc., American Realty Capital Advisors, LLC, American Realty Capital II, LLC, American Realty Capital III, LLC or any Affiliate of any of the foregoing.

“Person” means and includes an individual, corporation, partnership, association, limited liability company, trust, estate or other entity.

“Profit” and “Loss” means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the adjustments required or appropriate to comply with the provisions of Regulations Section 1.704-1(b)(2) of the Regulations including, without limitation, those provisions relating to the revaluation of assets of the Company.

 “Regulations” means Income Tax Regulations, including any Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” of the Company means any other Person in which the Company, or one or more other Subsidiaries of the Company or the Company and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% economic ownership or voting power relating to the policies, management and affairs thereof.

“Transfer” means to voluntarily or involuntarily sell, assign, encumber or otherwise transfer all or any part of (i) an Interest, or (ii) any direct or indirect interest in any Member, but shall not include the vesting of an Interest in the personal representative or beneficiary, as the case may, in the event of the death or incompetency of a Member who is an individual.

“Voting Rights” means the number of votes of each Member (as set forth in Section 5.2 hereof) for purposes of voting on any matter arising under this Agreement.

ARTICLE II
CONTINUATION AND NAME; OFFICE; PURPOSE; TERM

2.1           Continuation.  The Initial Members hereby agree to continue the existence of the Company.  To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control.

2.2           Name of the Company.  The name of the Company shall be “ARCNYRR CAMBR BLEECKER, LLC.”  The Company shall do business under that name and under any other name or names which the Board of Managers elects.

2.3           Purpose.  The Company is organized for the purpose of owning, holding, leasing, financing, refinancing and disposing of interests in the Property, and for any lawful business purpose or activity which may be conducted by a limited liability company under the Act incident to the foregoing.

2.4           Term.  The term (the “Term”) of the Company began upon the acceptance of the Certificate by the office of the Delaware Secretary of State (the “Effective Time”).  Any rule of law to the contrary notwithstanding, except as specifically provided in this Agreement: (a) the Members shall continue as Members hereunder; (b) no Member shall terminate or attempt to terminate this Agreement or voluntarily take any action which would result in such termination; and (c) no Member shall file for, pursue or seek any partition of the assets of the Company.

2.5           Principal Office.  The principal office of the Company shall be located at such place as the Board of Managers may designate.

2.6           Registered Agent.  The name and address of the Company’s registered agent in the State of Delaware shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808 or such other party as the Board of Managers may from time to time designate.

ARTICLE III
MEMBERS; CAPITAL; CAPITAL ACCOUNTS

3.1           Percentage Interests.  Each Member shall have Percentage Interests as set forth in the definition of Percentage Interest in Article I hereof.

3.2           Capital Contributions.  Concurrently with the execution of this Agreement, the Initial Members shall have made the initial cash Capital Contributions set forth next to their respective names on Exhibit A.  The CAMBR Member shall be responsible for its share of one-time organizational expenses relating to the creation of the Company and the ongoing management of the Company, not to exceed 4% of CAMBR Member’s Capital Contributions, paid to an affiliate of the NYRR Member.  Such expenses shall be paid from, but not be credited against, CAMBER Member’s Capital Contribution.  Further, such expenses shall not change the Distributions payable to CAMBR Member as detailed in Section 4.1.

3.3           Additional Capital Contributions.  No Member shall be required to make any additional Capital Contributions to the Company with respect to such Member’s Interest.

3.4           Capital Accounts.  The Company will maintain for each Member an account to be designated its Capital Account.

3.5           No Interest on Capital Contributions.  Members (or assignees thereof) shall not receive interest on any Capital Contribution.

3.6           Limitation on Withdrawals
.  No Member (or assignees thereof) shall have the right to demand the withdrawal of any portion of that Member’s (or assignee’s) Capital Account at any time, except as specifically set forth in this Agreement.

3.7           Loans.  Any Member may, at any time, make or cause a loan to be made to the Company in any amount and on the terms upon which the Board of Managers and the Member agree.

3.8           Additional Interests.  To the extent that the Company requires additional funding, the Board of Managers shall have the right to cause the Company to issue at any time after the date hereof, and for such amount and form of consideration as the Board of Managers may determine, (i) additional Interests or other interests in the Company (including creating other classes or series thereof having such powers, designations, preferences and rights as may be determined by the Board of Managers), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Interests or other interests in the Company and (iii) warrants, options or other rights to purchase or otherwise acquire Interests or other interests in the Company and in connection therewith the Board of Managers shall have the power to make such amendments to this Agreement,including Exhibit A, as the Board of Managers in its discretion deems necessary or appropriate to give effect to such additional issuance.  Notwithstanding the foregoing, each Member shall be given the right to acquire its Percentage Interest of any of the interests referred to in clauses (i) through (iii) above and each Member shall have twenty days to exercise such right on a binding and irrevocable basis by written notice to the Company (with closing to occur on a date within ten to thirty days thereafter as specified by the Board of Managers) after it receives a notice from the Company specifying the terms on which such interests are being offered as approved by the Board of Managers.

ARTICLE IV
PROFIT, LOSS AND DISTRIBUTIONS

4.1           Distributions

(a)           Distributions to the Members.  Distributionsshall be made at such times as the Board of Managers shall determine in its sole discretion, but not less often than monthly, as follows:

(i)           First, cash flow after payments of debt service and Property expenses shall be paid:

(A)           Pari-passuto the ARC Member and the CAMBR Member as follows:

(1)           Commencing on the date hereof and continuing until the NYRR Member exercises the rights set forth in Section 7.2(b), to the ARC Member, an amount equal to an annual 7.00% return;

(2)           Commencing on the date hereof and continuing until the first anniversary, to the CAMBR Member, an amount equal to an annual 6.85% return;

(3)           If CAMBR Member or NYRR Member does not exercise the rights set forth in Section 7.2(a), then commencing on the first anniversary, continuing until the third anniversary, an amount equal to an annual 6.85% return.

(B)           To the NYRR Member, all excess distributions after payments to the ARC Member and Cambr Member as set forth in 4.1(a)(i)(A) above.

(ii)           Second, all excess cash flow after payments of debt service and property expenses, shall be paid to the NYRR Member; and

(iii)           Last, if a sale of the Property occurs before the exercise of the rights set forth in Section 7.2, all profits or losses derived from the sale of the Property, after payment of any outstanding loans secured by the Property, shall be distributed to all Members pro-rata, based on their Capital Contributions. If a sale of the Property occurs after the earlier to occur of: (x) the third anniversary of the date hereof, or (y) the exercise of any rights under Section 7.2, then all profits or losses derived from the sale of the Property, after payment of any outstanding loans secured by the Property, shall be distributed to the NYRR Member.

4.2           Withholding.  The Company shall at all times be entitled to make payments with respect to any Member or Assignee in amounts required to discharge any obligation of the Company to withhold or make payments to any governmental authority with respect to any federal, state, local, or other jurisdictional tax liability of such Member or Assignee arising as a result of such Member’s or Assignee’s interest in the Company.  To the extent each such payment satisfies an obligation of the Company to withhold, with respect to any distribution to a Member on which the Company did not withhold or with respect to any Member’s or Assignee’s allocable share of the income of the Company, each such payment shall be deemed to be a loan by the Company to such Member or Assignee (which loan shall be deemed to be immediately due and payable) and shall not be deemed a distribution to such Member or Assignee provided, however, that the Company may require any Member to deposit with the Company the amount required to be remitted to the taxing authority by the Company not later than four Business Days prior to the date the Company is required to pay over the amount to the taxing authority in order to enable the Company to meet its obligation to make a payment for the benefit of such Member.  The amount of such payments made with respect to such Member or Assignee, plus interest, on each such amount from the date of each such payment until such amount is repaid to the Company at an interest rate per annum equal to the prime rate, from time to time in effect, as published by The Wall Street Journal or another nationally recognized publication or service that reports such data, shall be repaid to the Company by (a) deduction from any cash distributions made to such Member or Assignee pursuant to this Agreement, or (b) earlier payment by such Member or Assignee to the Company, in each case as determined by the Company in its discretion.  The Company may, in its discretion, defer making distributions to any Member or Assignee owing amounts to the Company pursuant to this Section 4.2 until such amounts are paid to the Company and shall in addition exercise any other rights of a creditor with respect to such amounts.  Each Member and Assignee agrees to indemnify and hold harmless the Company and each of the Members and Assignees, from and against liability for taxes, interest, or penalties which may be asserted by reason of the failure to deduct and withhold tax on amounts distributable or allocable to said Member or Assignee.  Any amount payable as indemnity hereunder by a Member or Assignee shall be paid promptly to the Company upon request for such payment from the Company, and if not so paid, the Company shall be entitled to claim against and deduct from the Capital Account of, or from any distribution due to, the affected Member or Assignee for all such amounts.

4.3           REIT Distributions.  The Company shall take, and the Board of Managers is authorized to take, reasonable action which in the opinion of tax counsel selected by the REIT Member, is necessary and consistent with the REIT Member’s (or its Affiliate's) qualification as a REIT, to distribute sufficient amounts pursuant to this Article IV to enable the REIT Member (or its Affiliate) to pay shareholder dividends that will  (i) enable the REIT Member (or its Affiliate) to satisfy the requirements for qualifying as a REIT under the Code and Regulations; and (ii) enable the REIT Member (or its Affiliate that is a REIT) to avoid any material Federal income or excise tax liability of the REIT Member (or its Affiliate that is a REIT) as a result of its status as a REIT, assuming for purposes of this determination that the only items on the Federal income tax return of the REIT Member (or such Affiliate that is a REIT) are the items shown on its Schedule K-1 received from the Company and all cash distributions received from the Company (less a reasonable allowance for non-deductible administrative costs) have been paid as dividends to the owners of the REIT Member on the day after such distributions are received from the Company.  Any distribution made pursuant to this Section 4.3 shall be made to all Members in accordance with Section 4.1(a).

4.4           Allocation of Profit or Loss

(a)           .

(a)           After giving effect to the allocations required by Section 4.5 of this Agreement, if any, and subject to the other limitations in this Article IV, Profit and Loss for any taxable year of the Company (and items thereof) shall be allocated to the Capital Accounts of the Members so as to produce, as nearly as possible, Capital Account balances for the Members (taking into account all prior allocations and distributions) which equal the amount to which the Members would be entitled as a liquidating distribution from the Company upon a hypothetical liquidation in which the net proceeds were distributed in accordance with the priorities set forth in Section 4.1(a) and as if the net proceeds available for distribution were an amount equal to the aggregate positive balance in the Members' Capital Accounts computed after taking into account all allocations of Profits and Losses (or items thereof) for the taxable year, including those pursuant to this Section 4.4(a).

(b)           If the allocation of all or any portion of Loss for a taxable year (or items thereof) would cause or increase a negative balance in the Adjusted Capital Account Deficit of any Member, such Loss (or item thereof) shall be allocated to those Members, if any, having positive remaining Adjusted Capital Account Deficit balances.  Any remaining amount of such Partnership Losses (or items thereof) shall be allocated as nonrecourse deductions of the Company.

4.5           Special Allocations.  The following special allocations of Profit and Loss (and items thereof) shall be made in the following order:

(a)           Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Section 4.6, if there is a net decrease in Company Minimum Gain with respect to any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This Section 4.5(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)           Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provisions of this Section 4.5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Person who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2).  This Section 4.5(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)           In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 4.5(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 4.5 have been tentatively made as if this Section 4.5(c) were not in this Agreement.

(d)           In the event any Member has a deficit Capital Account at the end of any Company Fiscal Year which is in excess of the sum such Member is obligated, or is deemed to be obligated, to restore pursuant to the next-to-last sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.5(d) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 4.5 have been tentatively made as if this Section 4.5(d) and Section 4.5(c) were not in this Agreement.

(e)           In the event that the Profits available to be allocated to the Members for any Fiscal Year pursuant to Section 4.5 are less than the maximum amount otherwise allocable to them pursuant thereto, then there shall be specially allocated to the Members items of Company income and gain equal to such maximum amount.

(f)           Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in the same manner as if they were Losses for such Year or period.

(g)           Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(h)           To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Sections 1.704-1(b)(2)(iv)(m) (2) or (4) to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's Interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be so adjusted.

(i)           Notwithstanding the foregoing, all depreciation related to the Property shall be allocated to the NYRR Member unless such NYRR Member elects to allocate depreciation pro rata to the Members based on the initial capital contributions.

4.6           Curative Allocations.  The allocations set forth in Section 4.5, other than Section 4.5(e) (the "Regulatory Allocations"), are intended to comply with certain requirements of the Regulations.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section4.6.  Therefore, notwithstanding any other provision of this Section 4.6  (other than the Regulatory Allocations), the Board of Managers shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections4.4, and4.7.  In exercising its discretion under this Section4.6, the Board of Managers shall take into account future Regulatory Allocations under Sections 4.5(a) and 4.5(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 4.5(f) and 4.5(g).

4.7           Section 704(c) Allocations

(a)           In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of "Gross Asset Value" above).  In the event the Gross Asset Value of any Company asset is adjusted pursuant to any provision of this Agreement in accordance with such definition, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.  Anything in this Agreement to the contrary notwithstanding, the variation between the book value of the amount credited as the Capital Contribution of the Cambr Member under Section 3.2 and the adjusted income tax basis of that contribution shall be eliminated over the shortest time period possible and the NYRR Member is authorized to make such election, or adopt such accounting or other method, in respect of such variation on behalf of the Company as will carry out the foregoing including, without limitation, the traditional method with curative allocations.  Any other elections or other decisions relating to such allocations shall be made by the Board of Managers in its sole discretion. Allocations pursuant to this Section 4.7(a) are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses or other items, or distributions pursuant to any provision of this Agreement.

(b)           Any elections or other decisions relating to such allocations shall be made by the tax matters partner (as designated in Section 9.4), in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 4.7 are solely for federal income tax purposes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any other provision of this Agreement.

(c)           Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits and Losses, as the case may be, for the year.

4.8           Liquidation and Dissolution; Other Tax Matters
.
(a)           If the Company is liquidated, the assets of the Company shall be distributed in accordance with Section 8.2.

(b)           No Interest Holder shall be obligated to restore a Negative Capital Account.

(c)           All Profit and Loss shall be allocated, and all distributions shall be made to the Persons shown on the records of the Company to have been Interest Holders as of the last day of the Fiscal Year for which the allocation or distribution is to be made.  Notwithstanding the foregoing, if there is a Transfer or modification of an Interest during the taxable year, there shall be allocated to each Member which held the transferred and/or modified Interest during the fiscal year of the transfer and/or modification the product of (a) the Company’s Profit or Loss (and all items thereof) allocable to such transferred and/or modified Interest for such fiscal year, and (b) a fraction, the numerator of which is the number of days such Member held the transferred and/or modified Interest during such fiscal year, and the denominator of which is the total number of days in such fiscal year; provided, however, that (x) the Board of Managers may, in its discretion, allocate such Profits or Losses (and items thereof) by closing the books of the Company immediately after the transfer and/or modification of an Interest, and (y) shall allocate such Profit and Loss (and items thereof) by closing the books of the Company immediately after the transfer and/or modification of an Interest if requested, in writing within thirty days following the close of the Company’s taxable year or other period, by all holders of the transferred/modified Interest during such taxable year or other period.  Such allocations shall be made without regard to the date, amount or receipt of any distributions which may have been made with respect to such reduced, transferred and/or modified Interest.

(d)           The Board of Managers is hereby authorized, upon the written advice of the Company’s tax counsel, to amend this Article IV and the defined terms in Article I to comply with the Code and the Regulations promulgated under Code Section 704; provided, however, that no amendment shall materially affect the economic interest (including any allocations and distributions) of an Interest Holder without the Interest Holder’s prior written consent.

(e)           Reporting.  All of the Members shall file their separate federal, state and local income tax returns strictly in accordance with the information provided to them by the Company on their separate Form K-1 and no Member shall file a Form 8082 with respect to any “partnership item” of the Company within the meaning of Code Section 6231(a).

(f)           Neither the Company nor any Partner shall take any action that would result in the Company being taxed as other than a "partnership" for Federal income tax purposes, including (but not limited to) electing to be taxed as other than a "partnership" by making such an election on Form 8832, "Entity Classification Election."

ARTICLE V
RIGHTS AND DUTIES OF MEMBERS

5.1           Power and Authority of Members.  Unless delegated such power in accordance with Section 6.4, no Member shall, in its capacity as such, have the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company, or to make any expenditures on behalf of the Company, and the Members hereby consent to the exercise by the Board of Managers of the powers and rights conferred on it by law and by this Agreement.

5.2           Voting Rights.  Except for the ARC Member, which shall have no Voting Rights, and except as specifically set forth in this Agreement or as otherwise required by applicable law,the NYRR Member and the CAMBR Member shall have that number of Voting Rights as equals such Member’s Percentage Interest stated without a percentage symbol (e.g., a Member who has a 20% Percentage Interest in the Company shall have twenty Voting Rights).

5.3           Liability of Members.  Except as otherwise required by applicable law or as expressly set forth in this Agreement, no Member shall have any personal liability whatever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise (including without limitation those arising as member, owner or shareholder of another company, partnership or entity).  Under the Act, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member.  It is the intent of the Members that no distribution to any Member pursuant to this Agreement shall be deemed to constitute money or other property paid or distributed in violation of the Act, and the Members agree that each such distribution shall constitute a compromise of the Members within the meaning of Section 18-502(b)of the Act, and the Member receiving such distribution shall not be required to return to any Person any such money or property.  If, however, any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of the other Members.

5.4           Books and Records.  The Company shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of meetings of the Members, the Board of Managers and any committee thereof, and (c) a current list of the Managers and Officers.  Any Member, in person or by attorney or other agent, shall, upon written demand, have the right during the usual hours for business to inspect the Company’s books and records, and to make copies of extracts therefrom.  In every instance where an attorney or other agent shall be the Person who seeks the right to inspection, the demand shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the Member.  The Board of Managers may require, as a condition to any such inspection, that the Person seeking the right of inspection execute a confidentiality agreement in the form submitted to such Person on behalf of the Board of Managers.

5.5           Meetings of Members

(a)           Meetings.  Meetings of Members may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof.  Such meetings may be called at any time by the Majority Holders and a majority of the Managers or by the Chief Executive Officer.  Meetings are not required to be held on an annual or any other periodic basis.

(b)           Notice.  Whenever Members are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each Member entitled to vote at such meeting and to each Manager not less than three Business Days nor more than forty-five days before the date of the meeting.  Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(c)           Quorum.  Members holding a majority of the Voting Rights entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members.

(d)           Vote Required.  The affirmative vote of the Members holding a majority of the Voting Rights present in person or represented by proxy at a duly called meeting and entitled to vote on the subject matter shall be the act of the Members, unless the question is one upon which by express provisions of an applicable law or of this Agreement a different vote is required, in which case such express provision shall govern and control the decision of such question.

(e)           Proxies.  Each Member entitled to vote at a meeting of Members or any class of Members or to express consent or dissent to any action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  At each meeting of Members or any class of Members, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no Voting Rights may be represented or voted under a proxy that have been found to be invalid or irregular.

(f)           Action by Written Consent.  Any action required to be taken at any annual or special meeting of Members, or at any meeting of any class of Members, or any action that may be taken at any annual or special meeting of such Members or class of Members, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the Members who signed the consent or consents, shall be signed by Members holding not less than a majority of the Voting Rights and shall be delivered to the Company by delivery to the Company’s principal place of business, or an officer or agent of the Company having custody of the book or books in which proceedings of meetings of the Members are recorded.  Any action taken pursuant to such written consent or consents of the Members shall have the same force and effect as if taken by the Members at a meeting of the Members.

(g)           Record Dates.  For purposes of determining the Members entitled to notice of or to vote at a meeting of Members or any class of Members or to give written consent without a meeting, the Board of Managers may set a record date, which shall not be less than two nor more than sixty days before (a) the date of the meeting or (b) in the event that approvals are sought without a meeting, the date by which Members are requested in writing by the Board of Managers to give such approvals.

(h)           Telephonic Participation.  Members may participate in and act at any meeting of Members through the use of a conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 5.5 shall constitute presence in person at the meeting.

ARTICLE VI
MANAGEMENT:  RIGHTS, POWERS, AND DUTIES

6.1           Board of Managers.

(a)           Establishment.  There is hereby established a committee (the “Board of Managers”) comprised of natural Persons (the “Managers”) having the authority and duties set forth in this Agreement.

(b)           Management.

(i)           Powers of the Board.  The business and affairs of the Company shall be managed by or under the direction of the Board of Managers, except as otherwise expressly provided in this Agreement.  Subject to Sections 6.7 and 11.4, the Board shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all actions as it deems necessary or appropriate, in its discretion, to accomplish the purposes of the Company as set forth herein, including without limitation to borrow money, grant security interests in the Company’s assets, confess judgment on behalf of the Company and agree to binding arbitration on behalf of the Company.  A Member, as such, shall not take part in, or interfere in any manner with, the management, conduct or control of the business and affairs of the Company, and shall not have any right or authority to act for or bind the Company.  Only those Managers and Officers who are specifically authorized from time to time by a majority of the Managers shall have the right and authority to act for or bind the Company.

(ii)           Board Action.Actions by the Board of Managers shall require approval by a majority of the full Board of Managers.  Except as such power is delegated by a majority of the full Board of Managers, no Manager acting alone, or with any other Managers, shall have the power to act for or on behalf of, or to bind the Company.  Each Manager shall be a “manager” (as that term is defined in the Act) of the Company, but, notwithstanding the foregoing, no Manager shall have any rights or powers beyond the rights and powers granted to such Manager in this Agreement.

(c)           Composition of the Board of Managers.

(i)           The number of Managers shall initially be three.  All Managers shall be elected (including election following removal, resignation or death) in the manner set forth in this Section 6.1(c).  The Managers shall be elected as follows:

(A)           The NYRR Member shall be entitled to elect one individual as Manager, who shall be designated as the Chairman, provided, however, in the event the NYRR Member exercises the rights set forth in Section 7.2(b), the NYRR Member shall be entitled to elect two individuals as Managers, one of whom shall be designated as the Chairman;

(B)           The ARC Member shall be entitled to elect one individual as a Manager; and

(C)           The CAMBR Member shall be entitled to elect one individual as a Manager.

Each Manager elected shall hold office until a successor is duly elected and qualified or until his earlier death, resignation, or removal as herein provided.  The Initial Members of the Board of Managers are:  Nicholas S. Schorsch, William M. Kahane and Allen Skolnick.

(ii)           The Member that is entitled to elect a Manager may at any time remove (and replace) with or without cause the Manager that it is entitled to elect pursuant to (c)(i) above.  A Member who removes a Manager shall promptly provide notice to the other Members of such removal and of the replacement for such Manager.

(iii)           Any Manager of the Company may resign at any time by giving written notice to the Chairman or the Secretary of the Company.  The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Subject to, and as limited by the express provisions of this Agreement, any vacancy or vacancies in the Board of Managers caused by any such resignation may be filled in the manner provided in Section 6.1(c)(i).

(d)           Meetings of the Board.

(i)           Regular meetings of the Board of Managers may be held at such place, within or without the State of Delaware, as shall from time to time be determined by the Board of Managers.  Special meetings of the Board of Managers may be called by or at the request of the Chairman or upon the written request of at least two Managers.  Notice of each such meeting shall be sent via electronic mail, telecopier, personal delivery or by telephone, to each Manager at least two Business Days (or such shorter time, as the Chairman determines is required by applicable circumstances, provided that reasonable good faith efforts are made to contact each Manager prior to such meeting) before the date on which the meeting is to be held.  Each such notice shall state the time and place of the meeting and the purposes thereof.

(ii)           Any Manager or any member of a committee of the Board of Managers who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Any Manager or member of a committee so present shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be sent to the Company, to the attention of the Secretary of the Company, by notice given in accordance with Section 11.3 within five Business Days after the adjournment of the meeting.  Such right to dissent shall not apply to any Manager or member of a committee who voted in favor of such action or who otherwise approved such action in writing.

(iii)           Members of the Board of Managers and any committee thereof may participate in and act at any meeting of Managers or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 6.1(d) shall constitute presence in person at the meeting.

(iv)           Unless otherwise restricted by this Agreement or the Act, any action required or permitted to be taken at any meeting of the Board of Managers, or of any committee thereof, may be taken without a meeting if a majority of the Managers or members of the committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Managers or committee.

(v)           Any Manager or any member of a committee of the Board of Managers who is not present at a meeting or who attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, may object that an action at such meeting (x) is not within the scope of the purpose of such meeting as such purpose was specified in the notice of such meetings, and (y) is, as a result, not validly approved by the committee or the Board, provided however that such Manager or member shall be conclusively presumed to have assented to such action as having been validly taken at such meeting unless his or her objection shall be sent to the Company, to the attention of the Secretary of the Company, by notice given in accordance with Section 11.3 within five Business Days after such Manager or member receives written notice of such action taken at such meeting.

6.2           Committees of the Board.  The Board of Managers may by resolution designate from among the Managers one or more committees, each of which shall be comprised of one or more Managers.  Any Board committee, to the extent provided in any resolution of the Board of Managers, shall have and may exercise any and all of the authority of the Board of Managers, subject to the limitations set forth in the Act or in the establishment of the committee, provided, however, that no committee may take any action requiring approval in accordance with Section 6.7, without obtaining such approval.  Any members of a committee may be removed, or any authority granted thereto may be revoked, at any time for any or no reason by a majority of the Board of Managers in its sole discretion.  Each committee of Managers may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided in this Agreement or by a resolution of the Board of Managers designating such committee.

6.3           Officers.

(a)           The Company shall have such individuals as officers (“Officers”) as may be elected by the Board of Managers.  The Officers of the Company shall consist of a Chief Executive Officer, Chief Financial Officer/Treasurer and a Secretary.  In the discretion of the Board of Managers, the Officers may also include a President, one of the Vice Presidents, one or more Assistant Secretaries, or such other Officers as may be appointed by the Board of Managers.  One person may hold, and perform the duties of, any two or more of such offices.  Compensation of Officers shall be fixed by the compensation committee of the Board of Managers from time to time.  Any Officer may be removed, with or without cause, at any time by the Board of Managers.  In its discretion, the Board of Managers may choose not to fill any office for any period as it may deem advisable.

(b)           Each Officer shall be a “manager” (as that term is used in the Act) of the Company, but, notwithstanding the foregoing, no Officer shall have any rights or powers beyond the rights and powers granted to such Officer in this Agreement or by the Board of Managers.

(c)           The individuals listed below shall serve in the following offices until resignation or removal or replacement by the Board of Managers:

Name	Office

Nicholas S. Schorsch	Chairman/Chief Executive Officer

William M. Kahane	President

Brian S. Block	Chief Financial Officer/Treasurer/Secretary

6.4           Further Delegation of Authority.  The Board of Managers may, from time to time, delegate to any Person (including any Member or Officer of the Company or any Manager) such authority and powers to act on behalf of the Company as it shall deem advisable in its sole discretion.  Any delegation pursuant to this Section 6.4 may be revoked at any time and for any reason or no reason by the Board of Managers in its sole discretion.

6.5           Fiduciary Duties.  Subject to, and as limited by the provisions of this Agreement, the Managers and the Officers, in the performance of their duties as such, shall owe to the Members duties of loyalty and due care of the type owed under the laws of the State of Delaware by directors and officers to the Members of a corporation incorporated under the laws of the State of Delaware.  The provisions of this Agreement, to the extent that they restrict the duties (including fiduciary duties) and liabilities of a Manager or Officer otherwise existing at law or in equity, are agreed by the Members to replace such duties and liabilities of such Manager or Officer.

6.6           Performance of Duties; Liability of Managers and Officers.  In performing his or her duties, each of the Managers and the Officers shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Profits or Losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid), of the following other Persons or groups:  (a) one or more Officers or employees of the Company; (b) any attorney, independent accountant, or other Person employed or engaged by the Company; or (c) any other Person who has been selected with reasonable care by or on behalf of the Company, in each case as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence.  The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act.  No individual who is a Manager of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager of the Company.

6.7           Change in Purpose.  Notwithstanding anything in this Agreement to the contrary, the Company shall not, without the express written consent (which may be granted or withheld in such Person’s sole discretion) of both the Initial Members change the purpose of any Company Related Entity or cause or permit any Company Related Entity to engage in any other business not directly related to the purpose of the Company.

6.8           Competing Activities.  The Members and their Affiliates may engage in any activities even if competitive with those of the Company and shall have no obligation to offer any investment opportunities to the Company.

6.9           Restrictions Relating to the Classification of the REIT Member as a Real Estate Investment Trust.

(a)           Notwithstanding any other provisions of this Agreement, or any non-mandatory provision of the Act, any action of the Board of Managers or any decision by the Board of Managers to refrain from acting on behalf of the Company, based on an opinion of tax counsel selected by the Board of Managers that such action or omission is necessary or advisable in order to: (i) protect the ability of the REIT Member (or its Affiliate) to continue to qualify as a real estate investment trust (a “REIT”) under the Code, or (ii) avoid the REIT Member incurring any material taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Members.

(b)           At any time when a direct or indirect beneficial interest in the Company is owned by an entity that has elected to be taxed as a REIT under the Code, neither the Company nor any Subsidiary shall without the prior written consent of the REIT Member: (i) acquire any asset that is not described in Section 856(c)(4)(a) of the Code or any successor provision; (ii) enter into a loan secured by an interest in real property in which the Company would receive income from a "shared appreciation provision" as defined in Section 856(j)(5) of the Code; (iii) enter into a loan in which the interest income depends, directly or indirectly, in whole or in part, on the income or profits of any person for purposes of Section 856(f) of the Code; (iv)  enter into any lease involving real property where any portion of the rents would be excluded from the definition of "rents from real property" under Section 856(d)(2) of the Code; or (v)  sell any property which, when sold, would constitute property described in Section 1221(1) of the Code, except when the net selling price is less than $10,000.  Notwithstanding the foregoing, if any of the provisions of Sections 856 or 857 of the Code are amended so that one of the requirements in clauses (i) through (v) above becomes irrelevant to the qualification of a REIT as a REIT under the Code and will not cause adverse tax consequences to a REIT if the requirement is not complied with, such provision shall no longer apply to the Company.

ARTICLE VII
LIMITATIONS ON TRANSFERS OF INTERESTS AND WITHDRAWALS OF MEMBERS

7.1           Limitation on Transfer; Substitution

(a)           No Member may Transfer such Member’s Interest unless either (i) the other Member approves such Transfer, or (ii) such Transfer is pursuant to Sections 7.1(c) or 7.2 below.  Notwithstanding the foregoing, no Transfer of a Member’s Interest (or assignment of a Member’s Interest that would be treated as a transfer of a partner’s interest under Rev. Rul. 77-137, 1977-1 C.B. 178) shall be permitted if the effect of such Transfer would adversely affect the ability of the REIT Member (or its Affiliate) to continue to qualify as a REIT.

(b)           If any Interest is Transferred in accordance with the above clauses, the transferee shall thereupon become a Member.  The Company shall, upon substitution, thereafter make all further distributions on account of the Interest so transferred to the transferee for such time as the Interest is transferred on its books in accordance with the above provisions.  Any Person so admitted to the Company as a Member shall be subject to all provisions of this Agreement as if originally a party hereto.

(c)           Any Member may Transfer all or any part of its Interest in the Company, without compliance with Sections 7.1or 7.2, to a Permitted Transferee of such Member; provided that prior to such Transfer,(i) such Member and the Permitted Transferee execute such documentation as the Board of Managers shall require in connection therewith; and (ii) such Member complies with Section 7.3, unless waived in writing by the Company.

7.2           Redemption Provisions
.
(a)           Following the third anniversary of the date hereof, the NYRR Member may elect to purchase all of the CAMBR Member’s Interest in the Company at a price equal to (i) if the NYRR Member is simultaneously selling NYRR Member’s Interest in the Company to a third party, CAMBR Member’s pro-rata share of the purchase price for all the Interests in the Company, based on the Capital Contributions or (ii) if NYRR Member is not simultaneously selling NYRR Member’s Interest in the Company, the CAMBR Member’s initial capital contribution and any accrued but unpaid distributions pursuant to Section 4.1.  Notwithstanding the foregoing, the Members may, by mutual agreement not to be unreasonably withheld, extend the NYRR Member’s option to purchase all of the Camber Member’s Interest in the Company by one year, provided the CAMBR Member shall receive a annual return equal to the amount set forth in Section 4.1(a)(i)(A)(2) above.

(b)           Following the date hereof, the NYRR Member may elect to purchase all of the ARC Member’s Interest in the Company at a price equal to (i) if the NYRR Member is simultaneously selling NYRR Member’s Interest in the Company to a third party, ARC Member’s pro-rata share of the purchase price for all the Interests in the Company, based on the Capital Contributions or (ii) if NYRR Member is not simultaneously selling NYRR Member’s Interest in the Company, the ARC Member’s initial capital contribution and any accrued but unpaid distributions pursuant to Section 4.1.

(c)           Closing.  Any Members participating in a sale of an Interest pursuant to Section 7.2 shall cooperate in consummating the sale of the Interest as contemplated hereby and shall take all actions necessary, proper or advisable in connection therewith as are reasonably requested by the other Member, including, but not limited to, the provision of representations, warranties, covenants and indemnities made pro rata by such Members in accordance with their relative ownership interests.

7.3           Compliance with Securities Laws.  The Members acknowledge and confirm that their Interests constitute securities which have not been registered under any federal or state securities laws by virtue of exemptions from the registration provisions thereof and consequently cannot be sold except pursuant to appropriate registration or exemption from registration as applicable.  No transfer or assignment of all or any part of an Interest (except a transfer upon the death, incapacity or Bankruptcy of a Member or to his personal representative and beneficiaries), including, without limitation, any transfer of a right to distributions, Profit or Loss to a Person who does not become a Member, may be made unless the Company is provided with an opinion of counsel acceptable to the Board of Managers (both as to the identity of the counsel and the substance of the opinion) to the effect that such transfer or assignment (a) may be effected without registration under the Securities Act, and (b) does not violate any applicable federal or state securities laws (including any investment suitability standards) applicable to the Company.

ARTICLE VIII
DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY

8.1           Dissolution
.
(a)           The Company shall be dissolved upon the first to occur of either of the following events:

(i)           the determination of the Board of Managers to dissolve; or

(ii)           any event requiring dissolution under the Act.

Notwithstanding the foregoing, to the extent permitted under the Act, at any time after the occurrence of an event specified in Section 8.1(a)(ii) above, the Members may continue the Company by taking such actions as are required under the Act to avoid dissolution.

(b)           Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the Company's Certificate of Formation shall have been canceled and the assets of the Company shall have been distributed as provided in Section 8.2 below.  Notwithstanding the dissolution of the Company prior to the termination of the Company, as aforesaid, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement.

(c)           The Bankruptcy, dissolution, death or adjudication of incompetency of a Member shall not cause the dissolution of the Company.  No Member shall have the right to withdraw as a Member other than pursuant to a Transfer in accordance with this Agreement.  In the event of any other withdrawal of a Member, the Member shall only be entitled to Company distributions distributable to such Member but not actually paid to him prior to such withdrawal and shall not have any right to have its Company interest purchased or paid for.

8.2           Liquidation

(a)           Upon dissolution of the Company, the Board of Managers shall cause the cancellation of the Certificate in accordance with Section 8.3, liquidate the assets of the Company and apply and distribute the proceeds thereof as contemplated by this Agreement.  As soon as possible after the dissolution of the Company, a full account of the assets and liabilities of the Company shall be taken, and a statement shall be prepared by the independent accountants then acting for the Company setting forth the assets and liabilities of the Company.  A copy of such statement shall be furnished to each of the Members within ninety days after such dissolution.  Thereafter, the assets shall be liquidated as promptly as possible and the proceeds thereof shall be applied to the payment of the expenses of liquidation and the debts of the Company.  Any reserves shall be established or continued which the Board of Managers deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or its liquidation.  Such reserves shall be held by the Company for the payment of any of the aforementioned contingencies, and at the expiration of such period as the Board of Managers shall deem advisable, the Company shall distribute the balance thereafter remaining in the manner provided in Section 4.1(a).

(b)           Upon dissolution of the Company, each Member shall look solely to the assets of the Company for the return of its investment, and if the Company's assets remaining after payment and discharge of debts and liabilities of the Company, including any debts and liabilities owed to any one or more of the Members, is not sufficient to satisfy the rights of a Member, it shall have no recourse or further right or claim against the Board of Managers or any other Member.

8.3           Filing of Certificate of Cancellation
.  If the Company is dissolved, the Members shall promptly file a Certificate of Cancellation with the office of the Delaware Secretary of State.  If there are no remaining Members, the Certificate shall be filed by the last Person to be a Member; if there are no remaining Members, or a Person who last was a Member, the Certificate shall be filed by the legal or personal representatives of the Person who last was a Member.

ARTICLE IX
ACCOUNTING AND TAX MATTERS

9.1           Bank Accounts.  All funds of the Company shall be deposited in a bank account or accounts opened in the Company’s name.  The Board of Managers shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

9.2           Annual Accounting Period.  The Fiscal Year of the Company shall be its taxable year.  The Company’s taxable year shall be the calendar year, subject to the requirements and limitations of the Code.

9.3           Reports.  Within one hundred days after the end of each taxable year of the Company, the Board of Managers shall use commercially reasonable efforts to cause to be sent to each Person who was an Interest Holder at any time during the taxable year then ended an accounting of the affairs of the Company for the taxable year then ended including final tax information (including federal Form K-1 and comparable state forms) concerning the Company which is necessary for preparing the Interest Holder’s income tax returns for that year.

9.4           Tax Matters Member.  The NYRR Member is designated as the tax matters partner of the Company, as defined in Section 6231(a)(3) of the Code.  The tax matters partner is authorized to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith.  Each Member agrees to cooperate with the tax matters partner and to do or refrain from doing any or all things reasonably required by the tax matters partner to conduct such proceedings, including, without limiting the foregoing, providing any powers of attorney, consents or waivers, including conflict waivers, requested by the tax matters partner in its sole discretion in connection with any tax examination or proceeding.  The tax matters partner, in its sole discretion, is authorized to undertake, or to refrain from undertaking, any action permitted or required to be taken by a tax matters partner acting on behalf of the Company including, but not limited to, consenting to an extension of the statue of limitations with respect to “partnership items” of the Company, filing a request for an administrative adjustment on behalf of the Company with the Internal Revenue Service (or other taxing authority), and settling any Company tax controversy with the Internal Revenue Service (or other taxing authority).

9.5           Tax Elections

(a)           The Company shall make the election under Section 754 of the Code to adjust the basis of the Company’s property in the case of a transfer of an Interest, if the transferee becomes a substitute Member, and the transferee requests that the Members make the election, in writing, not later than thirty days after the close of the taxable year in which the event giving rise to the adjustment for which an election is needed occurs.

(b)           The Company shall prepare or cause to be prepared all federal, state and local income tax or other tax returns required to be filed by the Company and shall file all such tax returns on or before the due date for such returns (taking into account any valid extensions).  The Company shall remit the full amount of any taxes required to be paid with any such return.

9.6           Change in Business Form.  The Board of Managers may convert the Company into another form of legal entity (including a corporation) at any time, and in which event all or a portion of the Interests may either be combined into a single class or type of equity and/or the rights and preferences of all or a portion of the Interests may be preserved as nearly as possible under such new structure.  Each Member shall take all actions and enter into such agreements as reasonably requested by the Board of Managers to effectuate any such restructuring and reflect any restrictions or conditions applicable to the Interests that are received in such restructuring (including forfeiture, repurchase and escrow related provisions for the purpose of replicating the terms and conditions of any securities that are not vested or entitled to share in the distributions of the Company).

ARTICLE X
LIABILITY, EXCULPATION AND INDEMNIFICATION

10.1           Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

10.2           Exculpation
.
(a)           No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person (i) in good faith on behalf of the Company, (ii) in a manner reasonably believed (x) to be within the scope of authority conferred on such Covered Person by this Agreement and (y) to be in, and not opposed to, the best interests of the Company, and (iii) with no reasonable cause to believe the person’s conduct was unlawful.

(b)           A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits or Losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

10.3           Fiduciary Duty.  To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

10.4           Indemnification.  To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of the fact that he, she or it is a Covered Person, if the person acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the best interests of the Company and except that no indemnification shall be provided in respect of any claim, issue or matter as to which such Covered Person shall have been adjudged to be liable to the Company absent a contrary finding by such court that such Covered Person shall be entitled to indemnity based on the attendant facts and circumstances of the action or suit; provided, however, that any indemnity under this Section 10.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof; provided, further, that no Covered Person shall be entitled to any indemnification under this Section 10.4 for any loss, damage or claim incurred by such Covered Person resulting, directly or indirectly, from his, her or its breach of this Agreement.  The amount of any loss for which indemnification is provided under this Section 10.4 shall be net of any Federal or state income tax benefits to the Covered Person as a result of such loss.  If a payment for indemnification under this Section 10.4 will result in an increase in the income taxable for Federal or state income tax purposes to the Covered Person, the amount of such payment will be increased so that the Covered Person will receive on an after tax basis the full amount of the indemnification contemplated by this Section 10.4.  The provisions of this Article X shall not in any way limit the ability of the Company and the Members to recover for breaches of this Agreement by a Member.

10.5           Expenses. To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding (relating to any matter for which indemnification may be available pursuant to Section 10.4) shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 10.4 hereof.

10.6           Certain Rights of Covered Persons. To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement or in any agreement contemplated herein a Covered Person is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such Covered Person shall be entitled to consider only such interest and factors as it desires, including its own interests (or, in the case of a Manager appointed by a Member, the interests of the Member which appointed such Manager), and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or (ii) in its “good faith” or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard.

ARTICLE XI
GENERAL PROVISIONS

11.1           Confidentiality
.
(a)           Each Member agrees that access to Confidential Information of the Company in its possession shall be at all times restricted to those of its officers, employees, agents or representatives who have a need to know related to the business of the Company.  Each Member shall exercise its best efforts to ensure that its officers, employees, agents or representatives who are to receive such Confidential Information or have access thereto shall be properly advised of and be bound by that Member’s confidentiality obligations hereunder.  In any case, each Member shall be responsible for the breach of these obligations by its officers, employees, agents or representatives.

(b)           Confidential Information shall not include (i) information already in the public domain, (ii) information which, after disclosure by a receiving Member, becomes generally known to the public through no fault of the receiving Member, (iii) information that was available to the receiving Member or its Affiliates on a non-confidential basis, or (iv) that the receiving Member is under an obligation as a result of operation of law, regulation or court order to divulge to a third party, provided, that the receiving Member first gives the Company written notice and a reasonable opportunity to oppose disclosure or otherwise protect such Confidential Information.

(c)           The parties hereto expressly acknowledge and agree that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this Section 11.1, and that each party, in addition to all other remedies to which it may be entitled, shall be entitled as a matter of right to equitable relief, including injunctions, in any court of competent jurisdiction.

(d)           A Member that ceases to hold any Interests of the Company shall continue to be bound by the provisions of this Section 11.1 for a period of twelve (12) months after such Member ceases to hold any Interests.

11.2           Assurances.  Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as the Board of Managers deem appropriate to comply with the requirements of law for the formation and operation of the Company, to comply with any laws, rules and regulations relating to the acquisition, operation or holding of the property of the Company and to confirm or record the rights granted to the Company herein.

11.3           Notifications.  Any notice, demand, consent, election, offer, approval, request or other communication (collectively, a “notice”) required or permitted under this Agreement must be in writing and delivered personally or sent by (a) certified or registered mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery.  A notice must be addressed to an Interest Holder at the Interest Holder’s last known address on the records of the Company. A notice to the Company must be addressed to the Company’s principal office.  A notice delivered personally will be deemed given only when acknowledged in writing by the person to whom it is delivered.  A notice that is sent (a) by certified or registered mail will be deemed given three (3) Business Days after it is mailed in the United States and (b) by expedited prepaid delivery, upon the first attempted delivery.  Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees.

11.4           Amendments.  This Agreement may be amended, modified, or waived only with the written consent of all of the Members.

11.5           Complete Agreement.  This Agreement constitutes the complete and exclusive statement of the agreement among the Members.  It supersedes all prior  written and oral statements, including any prior representation, statement, condition or warranty.  Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of all of the Members.

11.6           Applicable Law.  All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

11.7           Section Titles.  The headings herein are inserted as a matter of convenience only, and do not define, limit or describe the scope of this Agreement or the intent of the provisions hereof.

11.8           Binding Provisions.  This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

11.9           Terms.  Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.

11.10           Separability of Provisions.  Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

11.11           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, and all of which, when taken together, constitute one and the same document.  The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed, or caused this Agreement to be executed, under seal, as of the date set forth hereinabove.

MEMBERS:

New York Recovery Operating Partnership, L.P., a Delaware limited partnership

By:
Name: William M. Kahane
Title: President

American Realty Capital Operating Partnership, L.P., a Delaware limited partnership

By:
Name: William M. Kahane
Title: President

CAMBR Company, Inc.

By:
Name:
Title:

EXHIBIT A

Name, Address and Taxpayer I.D. Number	Cash Capital Contribution	Percentage I nterest

New York Recovery Operating Partnership, L.P. 106 York Road Jenkintown, PA 19046 ID# 27-2087227	$1,683,653.95	11.47%

American Realty Capital Operating Partnership, L.P. 106 York Road Jenkintown, PA 19046 ID# 71-1036992	$12,000,000	81.72%

CAMBR MEMBERS

CAMBR Company, Inc. 410 Ocean Avenue Lynbrook, NY 11563 ID# 13-1790880	$1,000,000	6.81%